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                                                                   EXHIBIT 10.55

                       FORM OF INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (the "Agreement"), dated as of __________, 20__, by and between Medical Properties Trust, Inc. a Maryland corporation (the "Company"), and __________(the "Indemnitee").

                                    RECITALS

      WHEREAS, the Indemnitee is or has agreed to become a director or officer of the Company;

      WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification, due to the increased exposure to litigation costs resulting from such service and due to the fact that this exposure frequently bears no reasonable relationship to the compensation for such service;

      WHEREAS, the Maryland General Corporation Law (the "Law") empowers the Company to indemnify by agreement its directors and officers;

      WHEREAS, the Company believes that Indemnitee's service as a director or officer of the Company is or will be beneficial to the Company and desires that the Indemnitee continue to serve as or become a director or officer of the Company; and

      WHEREAS, the Indemnitee is willing to continue to serve as or become a director or officer on the condition that the Indemnitee be indemnified and afforded rights to the advancement of expenses as provided in this Agreement and that the Company use reasonable good faith efforts to maintain liability insurance coverage.

      NOW, THEREFORE, in order to induce the Indemnitee to continue to serve as or become a director or officer of the Company and in consideration for his service and of the covenants contained in this Agreement, the parties agree as follows:

      1. Definitions. The following terms, as used herein, shall have the following respective meanings:

      "Change of Control" means a change of control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if after the date hereof (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities without the prior approval of at least a majority of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger,

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consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least a majority of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two (2) consecutive years, other than as a result of an event described in clause (ii) above, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

      "Claim or Claims" includes without limitation any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, investigative, or otherwise, and includes any Claims by or in the right of the Company.

      "D&O Insurance" means any directors and officers liability insurance issued to the Company.

      "Expenses" means any reasonable expenses incurred by the Indemnitee as a result of a Claim or Claims made against him or for any act or omission, including, without limitation, any breach of duty, error, misstatement, misleading statement or otherwise, by the Indemnitee in his capacity as, or any Claim against the Indemnitee by reason of the fact that the Indemnitee is or was, a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of a corporation, partnership, joint venture, trust, other enterprise or employee benefit plan ("Enterprise"), including, without limitation, counsel fees and costs of investigative, judicial, or administrative proceedings and any appeals and reimbursement to the Indemnitee, at the rate of Two Thousand Dollars ($2,000) per full day, for the time spent by the Indemnitee in defending any Claim at such times as the Indemnitee is not employed by the Company.

      "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five
(5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. If a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors duly so authorized consisting of two (2) or more and who were duly designated to act in the matter by majority vote of the full Board of Directors in which all directors may participate. If a Change of Control has occurred, Independent Counsel shall be selected by the Indemnitee, with the approval of the Board of Directors, which approval shall not be unreasonably withheld.

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      "Loss" means any amount which the Indemnitee is legally obligated to pay as a result of any Claim or Claims made against him for any act or omission, including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement or otherwise, by the Indemnitee in his capacity as, or any Claim against the Indemnitee by reason of the fact that the Indemnitee is or was, a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any Enterprise, including, without limitation, fines, damages, judgments, and sums paid in settlement of any Claim or Claims.

      2. Indemnification. The Company shall, to the fullest extent permitted by Law and subject to the terms of this Agreement, indemnify and defend the Indemnitee and hold the Indemnitee harmless from and against any and all Losses and Expenses.

      3. Advances of Expenses. In the event the Indemnitee is made party to, or threatened to be made party to, any Claim made against him for any act or omission or alleged act or omission (including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement or otherwise) by the Indemnitee in his capacity as, or any Claim against the Indemnitee by reason of the fact that the Indemnitee is or was, a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company or a director, officer, partner, trustee, employee or agent of any Enterprise, the Company shall pay the Expenses incurred by the Indemnitee in connection with such Claim in advance of the final disposition of such Claim to the extent payments for such Expenses are not promptly received by the Indemnitee from D&O Insurance or other source of indemnity; provided that
(i) the Indemnitee provides the Company with written affirmation that he has met the standard of conduct required for indemnification hereunder; and (ii) the Indemnitee provides the Company with a written undertaking to repay the amount paid or reimbursed by the Company if it is ultimately determined that the Indemnitee has not met the standard of conduct required for indemnification hereunder. Such payments shall be made within twenty (20) days of the Indemnitee's written requests therefor.

      4. Counsel and Defense. The Indemnitee shall promptly notify the Company of the commencement or threat of commencement of any Claim; provided, however, that the failure to give any such notice shall not disquality the Indemitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless such failure is materially and adversly prejudicial to the Company, and then only to the extent the Company is thereby actually so prejudiced. The Indemnitee shall be entitled to defend the Claim with counsel selected by the Indemnitee, and the reasonable fees and expenses of such counsel shall be deemed Expenses hereunder, subject to indemnification and advance by the Company in accordance herewith, and, to the extent reasonably practicable, such counsel shall also represent the other directors and officers of the Company in such Claim who are parties thereto and similarly situated to the Indemnitee and with whom there is no conflict of interest. If requested by the Indemnitee, the Company shall assume the defense of the Claim with counsel reasonably satisfactory to the Indemnitee. The Company shall not be liable to the Indemnitee for any attorneys' fees incurred by the Indemnitee in connection with the defense of a Claim after the Indemnitee's receipt of notice of the Company's assumption of the defense thereof unless the Company fails in a timely manner to engage counsel to defend such Claim, in which case the reasonable fees and expenses of counsel selected by the Indemnitee shall be

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deemed Expenses hereunder, subject to indemnification and advance by the Company in accordance herewith.

      5. Settlement. The Company shall not be liable under this Agreement for amounts paid in any settlement of any Claim without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If the Company shall have assumed the defense of a Claim in accordance with Section 4 hereof, the Company shall be entitled to settle (and the Indemnitee shall reasonably cooperate with the Company with respect to such settlement) such Claim unless the Indemnitee reasonably objects to such settlement. For these purposes, without limiting the possible objections that may be asserted by the Indemnitee, an objection to any settlement that includes any express or implied admission of culpability by the Indemnitee or that fails to include the complete and unqualified general release of the Indemnitee for liability for any Claim made, or which could be made, by any adverse party to such Claim shall be deemed reasonable. The Company shall give the Indemnitee not less than twenty (20) days prior written notice of any proposed settlement, together with true and correct copies of any proposed agreements relating thereto.

      6. Indemnification Procedure. All Losses and Expenses incurred by the Indemnitee in connection with a Claim which are subject to indemnification by the Company pursuant to the provisions of this Agreement shall be appropriately substantiated by the Indemnitee in accordance with the reasonable policies of the Company in effect from time to time. All payments on account of the Company's indemnification obligations under this Agreement, other than advances pursuant to Section 3, shall be made within sixty (60) days of the Indemnitee's written request therefor unless, prior to the expiration of such sixty (60) day period, a determination that the Indemnitee is not permitted to be indemnified under applicable law is made (i) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Company, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change of Control shall not have occurred (A) by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two (2) or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which all directors may participate; (B) by an Independent Counsel; (C) by the stockholders; or (D) by a final order by a court of competent jurisdiction from which there is no further right of appeal. Notwithstanding the foregoing provisions of this Section 6, a determination pursuant to clause (ii)(A), (ii)(B) or (ii)(C) above that the Indemnitee is not entitled to indemnification under applicable law shall not be binding on the Indemnitee and shall not create any presumption that the Indemnitee has not met the applicable standard of conduct required by applicable law if, within ninety
(90) days of the Indemnitee's receipt of written notice of such determination, the Indemnitee commences legal proceedings in a court of competent jurisdiction seeking a determination that the Indemnitee would be entitled to indemnification by the Company under applicable law. In such event, the Company shall have the burden of proving that indemnification of the Indemnitee is not required under this Agreement, and the final disposition of such proceeding (whether by settlement or judicial determination as to which all rights of appeal therefrom have been taken or lapsed) shall be binding on the parties. During the pendency of any such proceeding (and any appeal therefrom) and until its final disposition, the Company shall pay the Indemnitee all of the expenses of such proceeding. In the event that any action is instituted in which the Indemnitee

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seeks indemnification under this Agreement, or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees and costs, incurred by the Indemnitee with respect to such action, unless the court determines that such action was not brought in good faith or was frivolous. The Indemnitee hereby undertakes to repay the Company for all advances in connection with such proceeding if it shall ultimately be determined in such proceeding and all appeals therefrom that the Indemnitee is not entitled to indemnification hereunder.

      7. Indemnification of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise (including without limitation, the dismissal of any action without prejudice) in defense of any Claim, he shall be indemnified by the Company against all Expenses actually incurred by him or on his behalf in connection therewith.

      8. Partial Indemnification. If the Indemnitee is entitled to indemnification hereunder by the Company for a portion of the Losses and Expenses incurred by him in connection with a Claim, but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Losses and Expenses for which the Indemnitee is entitled to indemnification hereunder.

      9. Payment of Expenses as a Witness. The Company shall pay or reimburse Indemnitee for all expenses incurred by him in connection with his appearance, or preparation to appear, as a witness in any proceeding by reason of the fact that Indemnitee is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any Enterprise and in which he is not a named defendant or respondent.

      10. D&O Insurance.

      (a) While the Indemnitee is serving as a director or officer of the Company and thereafter so long as the Indemnitee may be subject to any Claim by reason of the fact that he was a director or officer of the Company, the Company shall, subject to Section 10(b) below, provide and maintain D&O Insurance, with the Indemnitee named as an insured with the same rights and benefits as are accorded to the most favorably insured of the Company's directors or officers, with coverage amounts not less than, and upon terms no less favorable than, as provided in the D&O Insurance policy presently in effect and covering the Indemnitee and with an insurance carrier no less reputable than the insurance carrier currently issuing such present D&O Insurance policy. The Company shall give prompt notice to the D&O Insurance carrier of the commencement of any Claim in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurer to pay, on behalf of the Indemnitee, all amounts payable as a result of the Claim in accordance with the terms of such policy. The Indemnitee shall cooperate in good faith with the requirements of any D&O Insurance policy maintained by the Company and insuring the Indemnitee in connection with any Claim. Notice of termination or failure to renew of the D&O Insurance shall be provided to the Indemnitee promptly upon the Company's becoming aware of such termination or failure to renew.

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      (b) Notwithstanding the provisions of Section 10(a), the Company shall have no obligation to obtain or maintain D&O Insurance if the Company, acting through its Board of Directors, determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by an Enterprise. In the event the Company (i) makes any such determination or (ii) is notified by the D & O Insurance carrier that such carrier is terminating or not renewing the D & O Insurance coverage, the Company shall promptly give notice of such determination or such notification, as the case may be, to the Indemnitee.

      (c) Notwithstanding any other provision hereof, the Company shall not be obligated to make any separate payments to the Indemnitee for Expenses or Losses to the extent that D&O Insurance covers such Expenses or Losses and the carrier of the D&O Insurance makes payment for such Expenses or Losses directly to the Indemnitee. To the extent that any payment payable by the carrier of the D&O Insurance in respect of such Expenses or Losses has previously been paid or advanced to the Indemnitee by the Company, the parties agree that the Company shall be subrogated to the rights of the Indemnitee to receive such payments from the D&O Insurance carrier and that the Indemnitee will take all actions reasonably necessary to turn over or otherwise cause the Company to receive such payment from the D&O Insurance carrier.

      11. Repayment of Losses and Expenses. Except as otherwise provided in
Section 10(c), the Indemnitee hereby agrees to repay the Company for all Losses and Expenses paid by the Company only if, and to the extent that, it shall be ultimately determined, in accordance with the provisions of Section 6 hereof, that the Indemnitee is not entitled to indemnification under this Agreement.

      12. Nonexclusivity; Exceptions.

      (a) The indemnification and advancement of Losses and Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Charter of the Company or any bylaw, agreement, contract, vote of stockholders or disinterested directors, or pursuant to Maryland law or the direction of any court of competent jurisdiction.

      (b) The Company shall not be obligated to indemnify the Indemnitee against Losses or Expenses or advance Expenses to the Indemnitee (i) with respect to any proceeding or claim initiated or brought voluntarily by the Indemnitee and not by way of defense, except as otherwise provided in Section 6 above, (ii) if a determination is made or provided in Section 6 that the Indemnitee is not entitled to indemnification under applicable law; or (iii) in which a judgment is rendered against the Indemnitee for an accounting of profits from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto.

      13. Changes in Law. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Maryland corporation to indemnify a member of its board of directors or an officer, such change shall be deemed to be

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within the purview of the Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Maryland corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' respective rights and obligations hereunder.

      14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

      15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any sections of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any sections of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

      16. Subrogation. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the Indemnitee's rights of recovery, and the Indemnitee shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

      17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed to constitute one and the same agreement.

      18. Successors and Assigns. This Agreement shall be binding upon the Company, its successors and assigns (including, without limitation, any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee, his or her heirs, personal representatives and assigns.

      19. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; (b) if mailed by certified mail, with postage prepaid and addressed to the Company at its principal address or to the Indemnitee at the address shown on the signature page hereof (or at such other address as provided to the Company by notice pursuant to this Section 19), on the third business day after the mailing date;
(c) if sent via express overnight courier to the address provided for in clause
(b) above, on the first business day after deposit with such express overnight courier.

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      20. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Maryland, as applied to contracts between Maryland residents entered into and to be performed entirely within Maryland.

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first written above.

                                       MEDICAL PROPERTIES TRUST, INC.

                                       By:______________________________________
                                       Its:_____________________________________

                                       INDEMNITEE

                                       _________________________________________

                                       _________________________________________

                                       Address: ________________________________

                                                ________________________________

                                                ________________________________

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